Exhibit 99.3

Tri-S Security Corporation

Enters into Definitive Agreement to Acquire

The Cornwall Group, Inc.

Atlanta ,GA – August 31, 2005. Tri-S Security Corporation (NASDQ: TRIS;TRISW), a provider of contract guard services to various Federal government agencies pursuant to long-term contracts, announced today that Tri-S Security has entered into a definitive agreement to acquire all of the outstanding capital stock of The Cornwall Group, Inc., a provider of security and investigative services, including armed and unarmed uniform guards, video and alarm monitoring, alarm installation and GPS monitoring, for an aggregate purchase price of $13,750,000 in cash.

Tri-Security anticipates that the revenues for The Cornwall Group will exceed $40.0 million for 2005. Tri-S Security believes that its revenues on a consolidated basis, including the results of The Cornwall Group and its subsidiaries, will exceed $90 million for 2006. Tri-S Security also believes that the completion of the acquisition will put Tri-S Security on the path to becoming a leader in the security industry in terms of both revenues and services provided.

The Cornwall Group is based in Miami, Florida and provides security and investigative services in Dade, Broward and Palm Beach Counties, Florida. The Cornwall Group is one of the largest security companies in the State of Florida with over 1,500 employees.

The Cornwall Group serves both commercial and government customers, including Ford, Federated Department Stores, the State of Florida, the City of Miami and others. Upon completion of the acquisition, Tri-S Security’s customer base will be approximately 55% government customers and 45% commercial customers, and Tri-S Security will be able to offer the following new services:

•                  Electronic video/audio monitoring;

•                  Home security monitoring;

•                  Investigative services, background checks and security consulting;

•                  Design and installation of electronic security systems;

•                  Executive and high profile protection;

•                  Armed/unarmed security for banks, hospitals, offices, malls, airports, sporting events; and

•                  Interactive digital guard operations and event-driven remote video monitoring.

Ronald Farrell, Chairman and Chief Executive Officer of Tri-S Security, said, “The acquisition of The Cornwall Group is a significant part of our plan to become a major player in the security industry.”

Tri-S Security expects the acquisition to be completed by October 31, 2005.

About Tri-S Corporation

Tri-S Security Corporation provides contract guard services to Federal government agencies pursuant to long term contracts. These guard services include providing uniformed and armed guards for access control, personnel protection, plant security, theft prevention, surveillance, vehicular and foot patrol, crowd control and prevention of sabotage, terrorist and criminal activities. In connection with providing these services, we assume responsibility for a variety of functions, including recruiting, hiring training and supervising security guards deployed to the Federal agencies we serve. We strive to continually improve the protection we provide for their personnel, programs, resources and facilities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section set forth in our Annual Report on Form 10-K for the year ended December 31, 2004. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the Securities and Exchange Commissions by visiting http://www.sec.gov.

CONTACT: Tri-S Security Corp., Atlanta Ronald Farrell, 770-625-4945

or

Robert Mills, 770-625-4945

or

Barretto Pacific Corporation

Landon Barretto, 604-669-4164